Rosetta Resources Inc. Files Form 12b-25

HOUSTON, TX -- 03/31/2006 -- Rosetta Resources Inc. (NASDAQ: ROSE) (the "Company") announced today that the Company is unable to file its Annual Report on Form 10-K for the year ended December 31, 2005 by the prescribed filing deadline without unreasonable effort or expense. The Company will file a Form 12b-25 to extend the period for filing the Annual Report for fifteen calendar days from March 31, 2006, and expects to file the final report in the time period. The delay primarily is related to the Company's recent effectiveness of its Registration Statement on Form S-1, which went effective on February 10, 2006. The Company, since that time, has been working on closing the books for the year ended December 31, 2005.

According to Chairman of the Board and Chief Executive Officer B.A. "Bill" Berilgen, "Everybody has been working hard to transition Rosetta from a private company to a publicly traded company. This effort has been especially hard on our accounting staff, which has moved from the registration statement, which registered almost all of our outstanding common stock, to closing out our 2005 books and completing our public filing in a short period of time. We expect to file our Annual Report within the extension period."

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

For more information, visit www.rosettaresources.com.

Forward-Looking Statements:

All statements, other than statements of historical fact, included in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Rosetta assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

Contact:
Teri Greer
Rosetta Public Relations
Houston/Corporate Office
717 Texas, Suite 2800
Houston, TX 77002
713-335-4000
http://www.rosettaresources.com